UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

As Tyco previously disclosed in its Form 10-Q filed on August 9, 2005, Tyco has been engaged in discussions with the SEC’s Division of Enforcement to resolve the matters raised in the SEC’s investigation that began in 2002.  At that time, Tyco recorded a charge of $50 million, which represents the Company’s best estimate of the amount in fines and penalties management believes the Company will likely pay to resolve the matters raised in that investigation.  In connection with these settlement discussions:

•      Tyco’s current financial statements are not at issue and Tyco stands behind its current financial statements.

•      The SEC Staff’s proposed allegations relate to Tyco’s historical accounting for the periods 1996 to 2002.

•      The settlement under discussion with the SEC Staff would not require Tyco to restate any of its financial statements.

Final resolution with the SEC is subject to a number of uncertainties, including finalizing the terms of a settlement that the Enforcement Staff will agree to recommend to the Commission, the Company’s submission of an offer of settlement approved by the Tyco Board of Directors, and the Commission’s approval of a settlement offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.

	By:	/s/ William B. Lytton
William B. Lytton
Executive Vice President and General Counsel

Date: September 19, 2005